(H)(26)
GOLDMAN SACHS TRUST
TRANSFER AGENCY AGREEMENT FEE SCHEDULE
Amended and Restated as of February 10, 2011
     Pursuant to paragraph 6.01 of the Transfer Agency Agreement (the “Agreement”) between Goldman, Sachs & Co. (“Goldman Sachs”) and Goldman Sachs Trust (the “Trust”), for the services provided and expenses assumed by Goldman Sachs, the Trust shall pay to Goldman Sachs as full compensation therefor a fee payable monthly at the following respective annual rates as a percentage of the average daily net asset value of each share class (as applicable) of each series of the Trust (each, a “Fund”):

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Financial Square Federal Fund	0.01% for each share class
Goldman Sachs Financial Square Government Fund
Goldman Sachs Financial Square Money Market Fund
Goldman Sachs Financial Square Tax-Free Money Market Fund
Goldman Sachs Financial Square Treasury Instruments Fund
Goldman Sachs Financial Square Treasury Obligations Fund
Goldman Sachs Financial Square Prime Obligations Fund
Goldman Sachs Financial Square Tax-Exempt California Fund
Goldman Sachs Financial Square Tax-Exempt New York Fund

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Enhanced Dividend Global Equity Portfolio	0.19% for Class A, Class B,
Goldman Sachs Tax Advantaged Global Equity Portfolio	Class C, Class IR and Class R
Goldman Sachs U.S. Equity Dividend and Premium Fund	Shares; and
Goldman Sachs International Equity Dividend and Premium Fund	0.04% for Institutional and Service Shares
Goldman Sachs Structured International Tax-Managed Equity Fund
Goldman Sachs Structured Tax-Managed Equity Fund
Goldman Sachs Structured Emerging Markets Equity Fund
Goldman Sachs Structured International Small Cap Fund
Goldman Sachs Structured International Equity Fund
Goldman Sachs Balanced Fund
Goldman Sachs Structured Large Cap Growth Fund
Goldman Sachs Structured Large Cap Value Fund
Goldman Sachs Structured Small Cap Equity Fund
Goldman Sachs Structured U.S. Equity Fund
Goldman Sachs Structured Small Cap Growth Fund
Goldman Sachs Structured Small Cap Value Fund
Goldman Sachs All Cap Growth Fund
Goldman Sachs Capital Growth Fund
Goldman Sachs Growth Opportunities Fund
Goldman Sachs Small/Mid Cap Growth Fund

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Strategic Growth Fund
Goldman Sachs Concentrated Growth Fund
Goldman Sachs Technology Tollkeeper Fund
Goldman Sachs Growth and Income Fund
Goldman Sachs Large Cap Value Fund
Goldman Sachs Mid Cap Value Fund
Goldman Sachs Small Cap Value Fund
Goldman Sachs U.S. Equity Fund
Goldman Sachs Asia Equity Fund
Goldman Sachs BRIC Fund
Goldman Sachs Emerging Markets Equity Fund
Goldman Sachs Concentrated International Equity Fund
Goldman Sachs International Small Cap Fund
Goldman Sachs Strategic International Equity Fund
Goldman Sachs Absolute Return Tracker Fund
Goldman Sachs Dynamic Allocation Fund
Goldman Sachs International Real Estate Securities Fund
Goldman Sachs Real Estate Securities Fund
Goldman Sachs Balanced Strategy Portfolio
Goldman Sachs Equity Growth Strategy Portfolio
Goldman Sachs Growth and Income Strategy Portfolio
Goldman Sachs Growth Strategy Portfolio
Goldman Sachs Income Strategies Portfolio
Goldman Sachs Satellite Strategies Portfolio
Goldman Sachs Retirement Strategy 2010 Portfolio
Goldman Sachs Retirement Strategy 2015 Portfolio
Goldman Sachs Retirement Strategy 2020 Portfolio
Goldman Sachs Retirement Strategy 2030 Portfolio
Goldman Sachs Retirement Strategy 2040 Portfolio
Goldman Sachs Retirement Strategy 2050 Portfolio Goldman Sachs N-11 Equity Fund
Goldman Sachs Brazil Equity Fund
Goldman Sachs India Equity Fund
Goldman Sachs China Equity Fund
Goldman Sachs Korea Equity Fund

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Commodity Strategy Fund	0.13% for Class A, Class B,
Goldman Sachs High Yield Municipal Fund	Class C, Class IR and Class R
Goldman Sachs Municipal Income Fund	Shares; and
Goldman Sachs Short Duration Tax-Free Fund	0.04% for Institutional,
Goldman Sachs Enhanced Income Fund	Separate Account Institutional,
Goldman Sachs Government Income Fund	Administration and Service Shares
Goldman Sachs Inflation Protected Securities Fund
Goldman Sachs Short Duration Government Fund
Goldman Sachs Ultra Short Duration Government Fund
Goldman Sachs Core Fixed Income Fund
Goldman Sachs Core Plus Fixed Income Fund
Goldman Sachs Global Income Fund

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Strategic Income Fund
Goldman Sachs Emerging Markets Debt Fund
Goldman Sachs Local Emerging Markets Debt Fund
Goldman Sachs High Yield Fund
Goldman Sachs Investment Grade Credit Fund
Goldman Sachs U.S. Mortgages Fund
Goldman Sachs High Yield Floating Rate Fund
     Except as stated in the next paragraph below, all expenses that exceed such annual fee rate payable by a Fund and a class of shares as described above shall be borne by Goldman Sachs, including the expenses referred to in paragraph 6.02 thereof.
     The following expenses borne by the Funds shall not reduce the fee payable to Goldman Sachs stated above, and shall not be subject to the limitation on expenses borne by the Funds stated in the second paragraph above: (a) all reimbursements made by the Trust to Indemnified Parties, in accordance with paragraph 7.01 of the Agreement, and any other extraordinary expenses incurred by the Trust under the Agreement; and (b) all charges and costs borne by the Trust associated with bank accounts maintained to support the settlement of shareholder activity, in accordance with paragraph 6.03 of the Agreement.
     Except as amended hereby, the Agreement is reconfirmed, and its provisions shall remain in full force and effect.

Goldman, Sachs & Co.		Goldman Sachs Trust

By:	/s/ Peter Bonanno Name: Peter Bonanno	By:	/s/ James McNamara Name: James McNamara
	Title: Managing Director		Title: President of the Trust